U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

DANCE EMOTION STUDIOS, INC.
(Name of Small Business Issuer in its charter)

Nevada	xxx	39-3805695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3030, 3/F, Lai Cheong Industrial Building, 479 Castle Peak RoadLai Chi Kok, Kowloon, Hong Kong (Address of principal executive offices)

Registrant's telephone number: (852) 9778 0702

______________________________________

Copies to :

Richard W. Jones, Esq.

Jones & Haley, P.C.

750 Hammond Drive, Bldg. 12, Suite 100

Atlanta, Georgia 30328

(770) 804-0500

www.corplaw.net

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, $.001

Title of Class

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check One)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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ITEM 1. BUSINESS

Overview

Dance Emotion Studios Inc. (“DESI” or the “Company”) is a Nevada corporation incorporated on July 31, 2025. On January 15, 2026, the Company acquired 100% of the issued and outstanding shares of Dance Emotion Limited, a Hong Kong corporation (“Dance Emotion HK”), pursuant to a share exchange transaction.

Following completion of the transaction, Dance Emotion HK became the Company’s wholly owned operating subsidiary.

For accounting purposes, the transaction has been treated as a reverse acquisition, with Dance Emotion HK deemed to be the accounting acquirer and DESI deemed to be the accounting acquiree. Accordingly, the historical financial statements included in this registration statement prior to January 15, 2026 are those of Dance Emotion HK.

DESI’s operations derive from Dance Emotion HK, which was established in Hong Kong in 2014. The business was initially focused on dance education and events, during which time it developed relationships within the dance community that led to sourcing for dancewear and costumes. The restrictions imposed during the COVID-19 pandemic shifted the Company’s operations toward product-based activities, with performance apparel design and supply becoming the primary focus of the business.

The Company is engaged in the design, development, and supply of premium performance apparel, including dancewear and cheerleading uniforms. DESI operates primarily on a business-to-business basis, serving distributors and intermediaries that supply dance studios, performance teams, schools, and related organizations. The Company also sells directly to studios and teams on a limited basis.

The Company does not maintain operations through a variable interest entity (“VIE”) structure. The Company does not maintain offices or employees in mainland China. The Company’s business operations are conducted primarily through Dance Emotion HK in Hong Kong, while manufacturing activities are performed by independent third-party contract manufacturers located in mainland China. The Company offers a range of catalog-based products with periodic design updates, with customization available on a case-by-case basis to accommodate clients with specific team requirements. The Company’s current focus is on expanding its distributor network and increasing sales of its core product lines.

Products

DESI’s core business is the design, development, and supply of premium performance apparel, specializing in two distinct verticals. The first is its core dancewear business, comprising a comprehensive line of leotards, tutus, tights, and warm-up garments for ballet, jazz, and contemporary dance. The second is its cheerleading uniforms vertical, which represents a rapidly expanding line of custom-designed, high-performance cheerleading uniforms including shell tops, skirts, and bows. This is the Company’s principal growth engine, with significant growth projected as the Company executes its B2B team expansion strategy.

Unlike competitors who rely on ready-made stock with simple screen printing, the Company offers fully customized, made-to-order solutions. This allows clients ranging from boutique dance academies to competitive cheer squads to specify unique cuts, fabrics, and embellishments that define their team identity. The Company’s ability to accommodate both catalog and custom orders within the same production network gives it a flexibility that neither pure retailers nor generalist manufacturers can easily match.

Product Sourcing and Manufacturing

The Company operates a hub-and-spoke model with its administrative headquarters in Hong Kong, leveraging the city’s status as a global logistics and trade centre, which allows for duty-free import of raw materials and efficient international freight shipping to clients. Manufacturing is conducted through a network of independent third-party manufacturers located in Dongguan and Hunan, China. The Dongguan facility provides access to a mature supply chain where raw materials can be sourced rapidly, allowing for efficient prototyping and shorter turnaround times on custom samples. The Hunan facility provides manufacturing capacity to fulfil larger volume team orders. China remains the world’s dominant textile exporter, and the Company’s established relationships within this supply network allows it to balance speed for custom prototypes with scale for team orders, a flexibility that many Western distributors lack. Quality control inspections are conducted prior to export to help ensure that performance and construction requirements are met consistently before products reach clients.

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Market Overview

The global performance wear market is experiencing a post-pandemic resurgence, driven by the return of live events, competitions, and the athleisure trend permeating daily fashion.

The global dancewear market was valued at USD 946.97 million in 2025 and is projected to reach USD 1.45 billion by 2034, growing at a compound annual growth rate of 4.84%. The Asia-Pacific region is anticipated to witness significant growth, driven by rising disposable incomes, increased urbanization, and the growing popularity of Western-style dance education in markets such as China and Japan.

The Company’s expansion into cheerleading taps into a high-growth adjacent sector. The global cheerleading equipment market is projected to grow at a compound annual growth rate of approximately 7.5%, reaching an estimated USD 1.7 billion by 2032. This sector offers higher average order values, as cheerleading orders are typically high-volume team contracts where a single order can equip 30 to 50 athletes. The broader global activewear market, valued at approximately USD 440 billion in 2025, reflects the widespread consumer shift toward performance and athletic apparel, a trend that supports demand across all of the Company’s product categories.

Market Growth Drivers

The demand for performance apparel is supported by several identifiable growth drivers. The explosion of Asian pop culture and K-pop has led to a surge in dance studio enrollments across Asia. The phenomenon of dance covers has evolved from a niche hobby into a mainstream cultural movement, driving active participation in dance and a corresponding increase in demand for high-quality practice wear and performance apparel. In addition, modern teams and studios are moving away from generic uniforms, with personalized designs accounting for a growing share of dancer purchases. The Company's made-to-order model is positioned to capture this demand for custom sublimation and design elements. The performance wear market is also seeing demand for advanced fabrics, with a meaningful portion of new products integrating materials such as moisture-wicking and stretch-resistant fibres.

Competition

The threat of new entry into the premium performance apparel segment is moderate. While low-end print-on-demand operations are common and face minimal barriers, the barrier to entry for premium cut-and-sew manufacturing is meaningfully higher. It requires deep technical knowledge of pattern-making, access to specialized supply chains for materials such as performance spandex blends and embellishment components, and established factory relationships capable of meeting the fit and construction standards required for competition-grade garments.

The market in Hong Kong and Southern China is fragmented. DESI faces two primary categories of competitors. The first consists of local dancewear boutiques that act primarily as retailers selling third-party brands, with limited ability to offer custom team designs or bulk B2B pricing compared to a vertically integrated manufacturer. The second consists of print-only and generalist suppliers that offer broad catalog items but often lack the technical expertise to construct complex competition uniforms and cannot offer the design coordination service that the Company provides. The threat of entry at the premium cut-and-sew level is relatively contained, as it requires deep technical knowledge of pattern-making and reliable access to specialized supply chains.

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Competitive Advantages

DESI’s competitive position rests on several distinct advantages. The first is the depth of management’s history in the region. While the corporate entity is new, many years of operational experience has created long-standing relationships with fabric suppliers and factory owners that represent a meaningful barrier a new entrant cannot easily replicate. Trust established over time with key supply chain partners translates directly into preferential access, reliable execution, and the ability to resolve production issues efficiently, all factors that matter significantly when serving institutional buyers with fixed event and competition deadlines.

The second advantage is the Company’s coordinated production model. By coordinating the process from design in Hong Kong through independent third-party manufacturing in mainland China, the Company reduces intermediary steps and associated markups, allowing it to offer premium-quality uniforms at competitive prices while maintaining attractive margins. This model also provides the Company with enhanced visibility into quality control and production timelines throughout the manufacturing process, rather than relying solely on independent third-party sourcing agents.

The third advantage is production flexibility. Most large-scale factories require substantial minimum order quantities that place them out of reach for boutique studios, smaller cheer squads, and school programs that need quality performance apparel at moderate volumes. The Company’s partner production network is structured to accommodate lower order quantities than these larger manufacturers, enabling DESI to serve the underserved middle market of institutional and studio buyers who need custom apparel without mass-production commitments.

Operation and Corporate Strategy

DESI employs a premium-value pricing strategy designed to maximize profitability while remaining competitive against Western import brands. Stock dancewear provides steady, predictable cash flow with competitive baseline pricing, while custom cheerleading uniforms command a premium price point reflecting the specialized design work, sublimation processes, and labor involved. To encourage larger team orders, the Company offers volume-based pricing tiers, which incentivize studio owners and team managers to consolidate purchasing with the Company rather than splitting orders among multiple vendors.

The Company’s operational framework is designed for efficiency, quality control, and scalability. Operating out of Hong Kong provides access to duty-free import of raw materials and efficient international freight logistics. By utilizing partner facilities in Dongguan for rapid prototyping and Hunan for volume production, the Company maintains the flexibility to service boutique studios that cannot meet the high minimum order volumes demanded by larger manufacturers, while also fulfilling larger institutional contracts through the same production network.

Growth and Expansion Plan

The Company is actively executing a strategy to increase the contribution of the cheerleading vertical to become a primary revenue driver over the next two to three years. Recognizing that competitive cheerleading operates as a distinct market from traditional dance schools, the immediate growth lever involves targeting a new institutional customer base. The Company is pursuing multi-year uniform contracts with public and private school athletic departments, as well as independent competitive cheer clubs, which offer larger individual orders, annual reorder cycles, and more predictable revenue visibility than individual studio accounts.

The Company plans to have its stock publicly traded on the OTC Market, although there is no assurance that this will be achieved. Pre-purchasing key materials positions the Company to commit to reliable delivery timelines with institutional buyers, a meaningful competitive advantage in a segment where turnaround consistency is a primary purchasing consideration.

Once the cheerleading vertical is firmly established in local Asian markets, the Company plans to leverage its public-company status and enhanced corporate profile to engage Western distributors seeking reliable, high-quality Asian manufacturing partners for their scholastic and institutional accounts. If the Company achieves a public listing, combined with its established production network and institutional track record. We believe this will allow us to provide the transparency and credibility required by Western distributor partners evaluating long-term supply relationships.

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Governmental Permissions and Approvals

Since the Company is not incorporated in China and since it operates outside of mainland China, management believes that neither it nor Dance Emotion HK is required to obtain permissions from the China Securities Regulatory Commission (“CSRC”), the Cyberspace Administration of China (“CAC”), or any other mainland China governmental authority to operate the Company’s business or to offer securities to foreign investors.

The Company’s operating subsidiary is organized in Hong Kong and does not currently conduct operations through subsidiaries located in mainland China. The Company uses only independent third-party manufacturers located in mainland China for production.

The Company does not maintain offices, employees or operations in mainland China. However, the Company relies on independent third-party manufacturers in mainland China for production activities.

Changes in laws, regulations, trade policies, customs requirements, export restrictions, labor regulations, governmental controls or geopolitical developments affecting mainland China manufacturing activities could increase the Company’s costs, delay production, disrupt shipping or otherwise adversely affect the Company’s operations and financial condition.

In addition, disruptions involving the Company’s independent third-party manufacturers, including production interruptions, labor shortages, quality control issues, supply shortages or transportation delays, could adversely affect the Company’s ability to fulfill customer orders and maintain customer relationships.

Any operations that we may have in China are governed by PRC laws and regulations. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not become aware of a violation of any of these policies and rules until after the violation. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations.

REPORTS TO SECURITY HOLDERS

(1) The Company is not currently required to deliver quarterly or annual reports to security holders and at this time does not anticipate the distribution of such reports.

(2) If this registration statement is granted effectiveness, the Company will become a reporting company, comply with the requirements of the Securities Exchange Act of 1934 (the “Act”), as amended, and file all required reports with the SEC.

(3) The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

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ITEM 1A.  RISK FACTORS

The following risks and uncertainties are important factors that could cause actual results or events to differ materially from those indicated by forward-looking statements. The factors described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and results.  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected.  As a result, the market price of shares of our Common Stock could decline significantly.

Risks Relating to Our Company and Our Industry

Because our headquarters and operations are located outside of the U.S. and our products will be sold outside of the U.S., we are subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect our sales and cost of doing business in those regions of the world.

Since our sales effort will occur primarily outside the United States, foreign economic downturns may affect our results of operations in the future. Additionally, other factors relating to the operation of our business outside of the U.S. may have a material adverse effect on our business, financial condition and results of operations, including:

•	international economic and political changes and unrest;
•	the imposition of governmental controls or changes in government regulations;
•	restrictions on transfers of funds and assets between jurisdictions;
•	foreign tax treaties and policies;
•	geo-political instability;
•	changes in customs duties, additional tariffs and other trade barriers;
•	changes in shipping costs; and
•	currency exchange fluctuations.

As we operate our business, our success will depend in part, on our ability to anticipate and effectively manage these risks. The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

The Company relies on independent third-party manufacturers located in mainland China for production activities.

The Company conducts its operations through Dance Emotion HK, its wholly owned Hong Kong subsidiary, and does not maintain offices, employees or operations in mainland China. However, the Company relies on independent third-party manufacturers located in mainland China to produce its products.

As a result, the Company may be adversely affected by changes in economic conditions, trade policies, tariffs, customs regulations, shipping restrictions, labor conditions, geopolitical developments, or governmental regulations affecting mainland China or the movement of goods between mainland China and the Company’s target markets.

Any disruption involving the Company’s independent third-party manufacturers, including production delays, quality control issues, supply shortages, shipping interruptions, or increased manufacturing costs, could adversely affect the Company’s ability to fulfill customer orders, maintain margins, or operate its business efficiently.

Changes in laws or regulations affecting mainland China manufacturing activities could adversely affect the Company’s business.

The Company does not maintain offices, employees or operations in mainland China. However, the Company relies on independent third-party manufacturers located in mainland China for production activities.

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Changes in laws, regulations, trade policies, customs requirements, export restrictions, labor regulations, governmental controls or geopolitical developments affecting mainland China manufacturing activities could increase the Company’s costs, delay production, disrupt shipping or otherwise adversely affect the Company’s operations and financial condition.

In addition, disruptions involving the Company’s independent third-party manufacturers, including production interruptions, labor shortages, quality control issues, supply shortages or transportation delays, could adversely affect the Company’s ability to fulfill customer orders and maintain customer relationships.

Recently, the PRC initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little or no advance notice, including a crackdown on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Currently, the Company and its operating subsidiary are not subject to these rules.  In the future, the Company may be subject to PRC laws and regulations related to our current business operations, and any changes in such laws and regulations and interpretations may impair our ability to operate profitably, which could result in a material negative impact on our operations and/or the value of the Company’s securities..

The Company is a holding company formed in the United States under the laws of Nevada, but our operating subsidiary is a Hong Kong company with its primary business located in Hong Kong.  At this time, the Company does not have or intend to have any subsidiary or any contractual arrangement to establish a VIE structure with any entity in mainland China, but nonetheless, the Company is still subject to certain legal and operational risks associated with our operating Subsidiary, being based in Hong Kong and having all of its operations to date in Hong Kong. In the event that our Hong Kong Subsidiary were to become subject to PRC laws and regulations, the Company could incur material costs to ensure compliance, and or our Hong Kong Subsidiary might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and\or no longer be permitted to continue business operations as presently conducted. Our organizational structure involves risks to the investors, and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in the Company's, operations and/or a material change in the value of the securities the Company is registering for sale, including the risk that such event could uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague, subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if the Company relies on laws and regulations that are subsequently adopted or interpreted differently from our understanding. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. The Company cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time could result in a material change in our operations and/or the value of the securities the Company is registering.

The Chinese government has recently issued statements indicating its intent to exercise greater oversight and control over securities offerings by Chinese issuers that are made outside China.  If such actions are taken and if such actions are interpreted to apply to non-Chinese companies that do business in China, it could severely limit or completely hinder the Company’s ability to offer or continue to offer the Company’s securities.  Such actions could cause the Company’s shares to decline or to become worthless

Future developments involving the HFCAA or PCAOB inspection determinations could adversely affect the trading of the Company’s securities in the United States.

The Holding Foreign Companies Accountable Act (“HFCAA”) and related regulations provide that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect or investigate completely for specified periods, the issuer’s securities may be prohibited from trading in the United States.

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The Company conducts its operations through its Hong Kong subsidiary and does not maintain offices or operations in mainland China. The Company also utilizes independent third-party manufacturers located in mainland China for production activities.

The Company’s auditor is located in the United States. The Company is not currently aware of any situation that would prevent the PCAOB from inspecting or investigating the Company’s auditors’ work related to the Company’s operations in Hong Kong. However, future developments relating to the PCAOB’s ability to inspect the Company’s auditor’s work relating to the Company’s operations in Hong Kong could adversely affect the trading of the Company’s securities in the United States.

If trading in the Company’s securities were prohibited under the HFCAA or related regulations, investors may be deprived of the ability to trade the Company’s securities in the United States, and the value of the Company’s securities could be materially adversely affected.

We are subject to customs and international trade laws that could require us to incur increased costs or could result in a delay in getting products to users, which may limit our growth and cause us to suffer reputational damage.

Our business is conducted worldwide. Our products will be shipped internationally. We are subject to numerous regulations, including customs and international trade laws that govern the importation, exportation, and sale of goods. In addition, we face risks associated with trade protection laws, policies and measures and other regulatory requirements affecting trade and investment, including loss or modification of exemptions for taxes and tariffs, imposition of new tariffs and duties, and import and export licensing requirements in the countries in which we operate. If these laws or regulations were to change or were violated by our management, employees or suppliers, we could experience delays in shipments of our goods, be subject to fines or penalties, or suffer reputational harm, which could reduce demand for our services and negatively impact our results of operations.

Legal requirements are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effects on our operations. We may be required to make significant expenditures to comply with existing or future laws and regulations, which may increase our costs and materially limit our ability to operate our business. In addition, changes to legal requirements can create delays in the introduction and sale of our products and services, or in some cases, prevent the export or import of our products and services to certain countries, governments, or persons altogether.

We rely on the free flow of goods through open and operational ports worldwide. Labor disputes, supply chain freezes or other disruptions at ports create significant risks for our business, particularly if work slowdowns, lockouts, strikes, or other disruptions occur. Any of these factors could result in reduced sales or cancelled orders, which may limit our growth and damage our reputation and may have a material adverse effect on our business, results of operations, financial condition, and prospects.

Any factors that reduce cross-border trade or make such trade more difficult could harm our business.

Cross-border trade is an important source of revenue for us. The shipping of goods across national borders is often more expensive and complicated than domestic shipping. Customs and duty procedures and reviews, including duty-free thresholds in various key markets, the interaction of national postal systems, and security related governmental processes at international borders, may increase costs, discourage cross-border purchases, delay transit, and create shipping uncertainties. Any factors that increase the costs of cross-border trade or restrict, delay, or make cross-border trade more difficult or impractical would lower our revenue and profits and could harm our business.

We may not be able to compete with current and potential competitors, some of whom have greater resources and experience than we do.

We may not have the resources to compete with our existing competitors or with any new competitors. We intend to compete with many other distributors and retailers of products identical or similar to ours, and these competitors may have significantly greater personnel, financial, and managerial resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

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Moreover, if the demand for our products increase, new companies may enter the market, and the influx of added competition will pose an increased risk to our Company. Increased competition may lead to price wars, which would harm us since we would be unable to compete with companies with greater resources. In addition, increased competition and increased demand may create a stress on our manufacturers and output capabilities, which may lead to increased prices, which could also harm our ability to compete.

We rely on third parties to manufacture, package, sell, and market our products, which may place us at a competitive disadvantage.

We rely on third parties to manufacture, package, sell, and market our products, and as a result, we are dependent on the independent third-party firms that we engage.  There is no assurance that we will be able to renew or continue entering into contracts with any such third parties on terms favorable to us. If any of our independent third-party contractors breach their contracts or are unable to perform their contractual obligations, we may be unable to implement our business plan. For these reasons, our reliance on third parties may place us at a competitive disadvantage.

US investors may have difficulty enforcing judgments against our Company and Officers.

We are a Nevada corporation and most of our assets are and will continue to be located outside of the United States. Substantially all of our operations are conducted through our Hong Kong subsidiary. In addition, our officers and directors are nationals and residents outside of the United States, and the majority of their assets are located outside of the United States.  Ms. Meimi Chau Lam, our Director, President, Treasurer and Secretary resides in Hong Kong. As a result, it may be difficult for investors to effect service of process on her within the United States. It may also be difficult to enforce court judgments under the civil liability provisions of the U.S. federal securities laws against our Company and our officers and directors. There is also uncertainty as to whether the courts of China or other Asian countries would recognize or enforce judgments of U.S. Courts.

If we fail to obtain the capital necessary to fund our operations, our financial results, financial condition and our ability to continue as a going concern will be adversely affected and we will have to scale back, or possibly even cease, operating activities. Our Auditor has issued a going concern opinion regarding our business activities.

Our company has limited operations and has limited revenues. For the year ended March 31, 2026, our company had sale revenues in the amount of $141,049. This, coupled with a minimal amount of working capital, has prompted our independent auditor to express a substantial doubt about our ability to continue as a going concern.

The accompanying financial statements, included herein, have been prepared assuming that the Company will continue as a going concern. The Company incurred a net income of $2,123 for the year ended March 31, 2026 resulting in accumulated deficit of $130,585 and a working capital deficit of $49,504.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding in the future. If funding from this or any future public offerings are insufficient, then the Company will be forced to rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements herein are issued.

The JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

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be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

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be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

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be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

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be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time that we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyse the Company’s results of operations and financial prospects and may our common stock less attractive to investors.

If a market for the Company's common stock does not develop, shareholders may be unable to sell their shares.

There is currently no market for the Company's common stock, and the Company can provide no assurance that a market will develop. The Company currently plans to apply for listing of the Company's common stock on the OTC Markets upon the effectiveness of this registration statement. However, the Company can provide investors with no assurance that its shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for its shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find they are unable to benefit from their investment.

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Our officers and directors control approximately 80.69% of the Company giving them significant voting power, which allows them to take actions that may not be in the best interest of all other shareholders.

Meimi Chau Lam, our President and a member of our Board of Directors, owns approximately 80.69% of our current outstanding shares of our common stock. Accordingly, she may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. They may also be able to determine their compensation.

In addition to their stock ownership, our officers and directors are key to our operations and will have significant influence regarding our daily operation decisions. This concentration of ownership and influence over our decision-making may also discourage, delay or prevent a change in control of the Company, which could deprive our other shareholders of an opportunity to receive a premium for their common stock as part of a sale of the Company and might reduce the price of our common stock.

Our officers and directors lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies and,  due to that fact, if this registration is granted effectiveness, we will become a publicly reporting company, we will continue to incur significant costs in meeting our reporting obligations.

Our officers and directors lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies and with serving as an officer and or director of a publicly-traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm

Our success depends on the continuing efforts of our senior executives and other key personnel; currently, we do not maintain “key man” life insurance coverage, accordingly, our business may be severely disrupted if we lose any of their services.

Our future success depends upon the continued services of our senior executives. We currently do not maintain “key man” life insurance for any of the senior members of our management team or other key personnel. If one or more of our senior executives or key personnel are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, there is substantial competition for senior executives and key personnel in our industry, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such insurance may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

 As we are a development stage company, we have not generated any significant revenues and do not have a significant operating history.

The Company was incorporated on July 31, 2025. We have limited operations and sale revenues upon which an evaluation of our future prospects can be made. Our net profit for the year ended March 31, 2026, was $2,123. Based upon current plans, we expect to incur operating losses in future periods, as we have incurred significant expenses associated with the development of our business and the Company’s plan of becoming a public company. Our sales revenue is totally derived from our wholly owned subsidiary, Dance Emotion HK. As of March 31, 2026 and 2025, our consolidated cash position was $94,881 and $1,167, respectively.

Further, we cannot guarantee that we will be successful in generating revenue or achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the closure of our business or force us to seek additional capital through loans or the sale of additional equity securities to continue operations, which would dilute the value of our shares. We cannot assure that we can obtain financing in a timely manner or on commercially reasonable terms.

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Material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions. As a result, our financial reports may not be in compliance with U.S. GAAP. Any material weakness, misstatement or omission in our financial statements will negatively affect the  market and the price of our stock, which could result in significant loss to our investors.

Our current management has no experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act. This “weakness” may include a deficiency, or a combination of deficiencies, which could result in a material misstatement of our annual or interim financial statements, and will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock (if a market ever develops) could drop significantly.

We have no operating profits to date. There are many impediments to us turning our business into a profitable enterprise in the foreseeable future. Continuing losses may exhaust our capital resources and force us to discontinue operations.

Our ability to turn our business into a profitable enterprise depends on many factors, including:

■	securing adequate funding to sustain us until we are able to generate sufficient sales revenue;

■	generating and sustaining customer interest and strategic relationships that translate into product sales;

■	completing research and development of current products and developing additional products;

■	producing quality products in a timely manner to fulfill customer delivery and acceptance requirements;

■	identifying, implementing and maintaining the appropriate protection for our intellectual property rights;

■	anticipating product development and marketing activities in the industry in which we operate;

■	maintaining and expanding our operations; and

■	attracting and retaining a qualified work force.

We cannot assure you that we will achieve any of the foregoing factors or realize profitability in the immediate future or at any time.

We are in need of additional funding to sustain our business as a going concern. Several factors may impact our ability to secure the funds necessary to carry on our business.

Our business does not currently generate enough revenue to sustain our activities. As of March 31, 2026, we had a net working capital deficiency of $49,504, a cash balance of $94,881, and stockholders’ deficit of $130,585.  We require additional debt or equity funding from third parties to provide us with the necessary capital to carry on our business. Several factors may limit our ability to attract sources of these funds, including:

■	We have no history of profitability;

■	Our current levels of debt, other liabilities and shareholder equity;

■	No established market for trading our Common Stock;

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We cannot assure you that we will be able to secure the funds we need in the amounts and at the times we require them in order for us to continue in business.  If we are unable to identify and secure additional funding immediately, we will likely be required to curtail certain portions of our operations, or cease operations entirely.  Because of our financial condition, our independent auditors have qualified their opinion on our financial statements regarding our ability to continue as a going concern.

Our business plan and future growth strategy anticipates that we may make targeted strategic acquisitions. An acquisition may disrupt our business, dilute stockholder value and distract management's attention from operations.

Part of our business plan for growth anticipates the possibility of acquiring new products or businesses through targeted strategic acquisitions. We may not be able to identify appropriate targets or acquire them on reasonable terms. Even if we make strategic acquisitions, we may not be able to integrate these products and/or businesses into our existing operations in a cost-effective and efficient manner. If we attempt and fail to execute this strategy, our revenues may not increase and our ability to achieve profitability may be impaired. Currently, our ability to make strategic acquisitions may be hampered by our limited capital resources and the limited public market for our stock.

We may not be able to manage our growth effectively, which could adversely affect our operations and financial performance.

The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Significant rapid growth could strain our management and internal resources, and other problems may arise that could adversely affect our financial performance. We expect that our efforts to grow will place a significant strain on personnel, management systems, infrastructure and other resources. Our ability to effectively manage future growth will also require us to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our operational, financial and management controls and procedures. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Being a public company entails higher administrative costs, which could reduce net income and make it more difficult for us to attract and retain key personnel.

The Company plans to seek a quotation on the OTC Markets. If this registration is granted and we become a public company, we anticipate incurring significant legal, accounting, and other expenses. The Sarbanes-Oxley Act of 2002 and subsequent SEC rules require public companies to implement or modify their corporate governance practices and public disclosure controls and procedures. These rules and regulations require us to devote significant resources to developing, implementing, reporting on, and auditing procedures appropriate for our business and its size.

We may not be able to attract additional qualified individuals to serve on our Board of Directors, which could adversely affect our controls and procedures.

Currently, our Board is composed of one (1) inside director.  We do not maintain any standing committees, such as audit, compensation, governance or nominating committees.  Our entire Board performs the tasks of an audit committee.

We have found it difficult to attract and retain qualified individuals to serve on our Board. Our financial position makes it difficult for us to offer our outside Board members meaningful compensation. While we do pay expenses incurred by our directors in connection with attending Board meetings, we do not currently provide any cash compensation to them for their service. We maintain nominal director and officer liability coverage. Taken as a whole, this may not provide the level of security an individual would feel desirable when evaluating whether he or she wished to serve on the Board of a public company in today's environment.

Risks Factors Related to Ownership of Our Common Stock

Currently, our Common Stock is not traded and all of our stockholders hold restricted shares.

The Company currently has 8,800,000 shares of our Common Stock that are restricted.

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We cannot assure that our Common Stock will be traded on a market. Moreover, there is no assurance that an active trading market for our Common Stock will develop. As a result, it could be difficult for holders of our Common Stock to liquidate their shares.

Even though we expect our Common Stock to be quoted on the OTC MARKETS, we cannot predict the extent to which a trading market will develop or how liquid that market might become. Also, as described above, all of our currently outstanding shares are "restricted securities" within the meaning of Rule 144 and are, therefore, subject to certain limitations on the ability of holders to resell them. Because only a small percentage of our outstanding shares are expected to become freely tradeable in the public market, the price of our shares could be volatile and liquidation of a shareholders’ holdings may be difficult. Thus, holders of our Common Stock may be required to retain their shares for a long period of time. Since all of our outstanding shares of Common Stock have been registered under federal or state securities laws, all of our Common Stock may not be sold or otherwise transferred without registration or reliance upon a valid exemption from registration.

We do not anticipate paying dividends on our Common Stock in the foreseeable future. This could make our Common Stock less attractive to potential investors.

We anticipate that we will retain any future earnings and other cash resources for future operation and development of our business. We do not intend to declare or pay any cash dividends on our Common Stock in the foreseeable future.  Any future payment of cash dividends on our Common Stock will be at the discretion of our Board of Directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

The authorization and issuance of blank-check Preferred Stock may prevent or discourage a change in our control or management.

Our amended articles of incorporation authorize the Board of Directors to issue up to ninety million shares of Preferred Stock without stockholder approval, having terms, conditions, rights, preferences and designations as the Board may determine. The rights of the holders of our Common Stock will be subject to and may be adversely affected by the rights and any additional series of Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a person from acquiring  our outstanding Common Stock.

It may be difficult for a third party to acquire us, and this could depress our stock price.

Under Nevada corporate law, we are permitted to include or exclude certain provisions in our articles of incorporation and/or by-laws that could discourage information contests and make it more difficult for stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our Common Stock. For example:

•

Without prior stockholder approval, the Board of Directors has the authority to issue one or more classes of Preferred Stock with rights senior to those of Common Stock, and to determine the rights, privileges and preferences of that Preferred Stock;

•

Under Nevada law, we are not required to provide for, and our by-laws do not provide for, cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•

Nevada law provides certain protections from combinations with interested shareholders.  We have opted out of those protections in our bylaws.  As a result, potential investors may value our stock lower than companies that did not opt out of the provisions.

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Trading in our shares may be subject to certain "penny stock" regulations which could have a negative effect on the price of our shares in the public trading market.

Public trading of our Common Stock on the OTC Markets has not been approved. If it is approved, it may be subject to certain provisions, commonly referred to as the penny stock rule, promulgated under the Securities Exchange Act of 1934. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker dealer to:

•	make a special suitability determination for purchasers of our stock;

•	receive the purchaser's written consent to the transaction prior to the purchase; and

•	deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, if we are ultimately subject to the penny stock rules broker-dealers wll have more difficulty trading our shares and/or maintain a market in our Common Stock. Also, many prospective investors may not want to bear the burden of the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

Failure to establish and maintain our internal control over financial reporting could harm our business and financial results.

Our management team members are responsible for establishing and maintaining effective internal control over financial reporting.  We have identified a material weakness in connection with our assessment of the effectiveness of internal control over financial reporting Any failure to maintain an effective system of internal control over financial reporting could limit our ability to report our financial results accurately and timely or to detect and prevent fraud.  Any failure to remediate a material weakness or the occurrence of additional material weaknesses in internal control over financial reporting could cause a loss of investor confidence and decline in the market price of our stock.

 Dependence on Manager

The Company is dependent upon the services of its sole officer and director, Meimi Chau Lam.  If the Company should lose the services of its current management, there could be a material adverse impact on the Company's business, unless a suitable replacement could be engaged by the Company on satisfactory terms.  There can be no assurance, however, that the Company could engage a suitable replacement on satisfactory terms.  Consequently, the loss of the services of our current management could impose severe adverse consequences on the Company.

Needs to Raise Additional Capital

The Company believes that its current resources will be sufficient to meet its liquidity and capital requirements in the short term; however, there can be no assurance that such funds will be sufficient to meet the Company's capital requirements over the long term. The Company may be required to incur debt, issue equity securities or enter into other financing arrangements to meet the Company's future capital needs.  There is no assurance that the Company will be successful in raising sufficient additional capital for its long-term requirements, and there is no assurance that such financing will be available on terms acceptable to the Company.

Management Assumptions

This registration statement includes certain statements, forecasts and projections provided by management with respect to the Company's anticipated future performance.  Such statements, forecasts and projections reflect various assumptions by management concerning anticipated results, which assumptions may or may not prove to be correct and which involve numerous and significant subjective determinations. Such statements, forecasts and projections may or may not come to fruition and should not be relied on by investors, when when making a decision to invest in the

Company’s securities. There is currently no trading market for our common stock.

Outstanding shares of our Common Stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. These restrictions will limit the ability of our stockholders to liquidate their investment..

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Authorization of Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 90,000,000 shares of preferred stock with designations, rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, we may do so in the future.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

The Company has a Limited Number of Customers.

The Company has relied on few customers for the last two fiscal years. The goal of the Company’s market plan is to broaden its customer base. However, there is no assurance this goal will be attained.  Having so few customers creates a risk that the Company’s revenues could fall to zero.

If the Company were deemed to be a shell company, holders of the Company’s securities could face restrictions on the resale of their shares.

A shell company generally means a company with no or nominal operations and no or nominal assets other than cash and cash equivelnts.

.

The Company acquired Dance Emotion HK on January 15, 2026, and the Company’s business operations are conducted through Dance Emotion HK, which has operated an active performance apparel business in Hong Kong since 2014.

If, notwithstanding the foregoing, the Company were ever deemed to be a shell company under applicable securities laws or SEC rules, holders of the Company’s securities could face restrictions on the resale of their shares, including limitations under Rule 144 promulgated under the Securities Act. In such event, the marketability and trading value of the Company’s securities could be materially adversely affected.

The business of our Subsidiary is expected to be dependent on third-party manufacturers, which are located in China, and any inability to obtain products from any such manufacturers could have a material adverse effect on our business, operating results and financial condition.

Substantially all of the Subsidiary's current and future products are expected to be manufactured by companies that are located in China. This concentration exposes us to risks associated with doing business globally. The political, legal and cultural environment in China is rapidly evolving, and any change that impairs our ability to obtain products from manufacturers in that region, or to obtain products at marketable rates, could have a material adverse effect on our business, operating results and financial condition.

There are quotas and trade restrictions on certain categories of goods and apparel from China and from countries that are not members of the World Trade Organization, which could significantly impact our sourcing patterns in the future. In addition, political uncertainty in the United States may result in significant changes to U.S. trade policies, treaties, and tariffs, potentially involving trade policies and tariffs regarding China, including the potential disallowance of tax deductions for imported merchandise or the imposition of unilateral tariffs on imported products. Currently, we have no sales in the United States.

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These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade, particularly trade between these nations and the United States. Any of these factors could depress economic activity, restrict our sourcing from suppliers, and have a material adverse effect on our business, financial condition, and results of operations, and affect our strategy in Asia and elsewhere around the world. The Company cannot predict whether any of the countries in which our merchandise or raw materials are currently manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the United States and foreign governments, nor can the Company predict the likelihood, type or effect of any such restrictions. Trade restrictions, including increased tariffs or quotas, embargoes, safeguards, and customs restrictions against apparel items, could increase the cost, delay shipping, or reduce the supply of apparel available to us or may require us to modify our current business practices, any of which could have a material adverse effect on our business, financial condition, and results of operations.

The Company must comply with the Foreign Corrupt Practices Act.

The Company is required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from making bribes or other prohibited payments to foreign officials to obtain or retain business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft, and other fraudulent practices occur from time to time in Asia. If its competitors engage in these practices, they may receive preferential treatment from personnel at some companies, giving them an advantage in securing business, or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. The Company could suffer severe penalties if its employees or other agents were determined to have engaged in such practices.

Fluctuation in the value of foreign currency may have a material adverse effect on your investment.

The value of foreign currencies against the U.S. Dollar may fluctuate and is affected by, among other things, changes in political and economic conditions. Any significant appreciation or depreciation in the foreign currency against the U.S. Dollar may affect our cash flows, revenues, earnings and financial position. For example, an appreciation of the foreign currency against the U.S. Dollar would make any new foreign currency-denominated investments or expenditures more costly to us, to the extent that the Company is required to convert U.S. Dollars into that foreign currency for such purposes. Conversely, a significant depreciation of the foreign currency against the U.S. Dollar may significantly reduce the U.S. Dollar equivalent of our reported earnings and adversely affect the price of our common stock.

Because the Company has a limited operating history, you may not be able to accurately evaluate our operations.

The Company has operated through its subsidiary to date, and so the operations of the Group have been limited. Therefore, we have a limited operating history upon which to evaluate the merits of investing in the Company. Potential investors should be aware of the difficulties new companies typically face and the high failure rate of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays encountered in connection with our operations. These potential problems include, but are not limited to, unanticipated issues affecting our ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. The Company expects to continue to incur significant losses into the foreseeable future. The Company recognizes that if the effectiveness of its business plan is not realized, it will not be able to continue its business operations. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful.  If the Company fails to address these risks, its business will most likely fail.

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ITEM 2.  FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 This section provides management’s discussion of the financial condition, changes in financial condition and results of operations of Dance Emotion Studios, Inc. with specific information on results of operations and liquidity and capital resources. It includes management’s interpretation of our financial results, the factors affecting these results, the major factors expected to affect future operating results and future investment and financing plans. This discussion should be read in conjunction with our consolidated financial statements and notes thereto.

Several factors exist that could influence our future financial performance, some of which are described in Item 1A above, “Risk Factors”. They should be considered in connection with evaluating forward-looking statements contained in this report or otherwise made by or on behalf of us since these factors could cause actual results and conditions to differ materially from those set out in such forward-looking statements.

Cautionary Statement for the Purposes of the Safe Harbor under the Private Securities Litigation Reform Act of 1995

The statements contained in this Registration Statement on Form 10 may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this Report are forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this Report, or any other of our documents or oral presentations, the words “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “objective”, “plan”, “projection”, “seek”, “strategy” or similar words are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements relating to our strategy, operations, markets, services, and other factors, all of which are difficult to predict and many of which are beyond our control. Accordingly, while we believe these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Further, we undertake no obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events, or otherwise.

Management is currently unaware of any trends or conditions other than those mentioned in this management's discussion and analysis that could have a material adverse effect on the Company's current financial position, future results of operations, or liquidity, because its current operations are limited. However, investors should also be aware of factors that could negatively impact the Company's prospects and the consistency of progress in revenue generation, liquidity, and capital resource generation. These may include: (i) variations in revenue, (ii) possible inability to attract investors for its equity securities or otherwise raise adequate funds from any source should the company seek to do so, (iii) increased governmental regulation or significant changes in that regulation, (iv) increased competition, (v) unfavorable outcomes to litigation involving the company or to which the company may become a party in the future, and (vi) a very competitive and rapidly changing operating environment.

The risks identified here are not all-inclusive. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

Business Summary

The Company is engaged in the design, development, and supply of premium performance apparel, including dancewear and cheerleading uniforms. It operates primarily on a business-to-business basis, serving distributors and intermediaries that supply dance studios, performance teams, schools, and related organizations.

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We were incorporated in Nevada on July 31, 2025. On January 15, 2026, we completed the acquisition of Dance Emotion Limited, a Hong Kong corporation (“Dance Emotion HK”), through a share exchange transaction. The transaction has been accounted for as a reverse acquisition under U.S. GAAP. Although DESI was the legal acquirer, Dance Emotion HK was determined to be the accounting acquirer due to its ongoing operations and management continuity.

As a result:

•	the historical financial statements prior to the acquisition date are those of Dance Emotion HK;

•	the consolidated financial statements after the acquisition date include the accounts of both entities; and

•	comparative financial information reflects the historical operations of Dance Emotion HK.

Prior to the acquisition of Dance Emotion HK, DESI had nominal operations and no material assets or liabilities.

Year Ended March 31, 2026 Compared to Fiscal Period Ended March 31, 2025

Revenues:

The Company generated $141,049 in revenues and incurred $130,070 in costs of sales for the fiscal year ended March 31, 2026 compared to $Nil in revenues and $Nil in cost of sales for the fiscal year ended March 31, 2025. The Company generated all its sales through its wholly subsidiary, Dance Emotion HK.

Total Assets:

The Company’s total assets were $94,881 as of March 31, 2026 compared to $1,167 for the fiscal year ended March 31, 2025. The Company’s assets are primarily cash derived from its financing activities.

On January 31, 2026, the Company closed a private placement in which we issued 1,700,000 common shares for gross proceeds of $85,000.

Total Liabilities:

The Company’s total liabilities were $144,385 as of March 31, 2026 compared to $133,389 for the fiscal year ended March 31, 2025. The Company’s liabilities are all from its account payables and due to related parties. Currently, the Company has no long-term debt.

Stockholders’ Equity:

The Company’s shareholders’ deficit was $130,585 as of March 31, 2026 compared to $132,708 for the fiscal year ended March 31, 2025.

Selling, General and Administrative Expenses:

Selling, general and administrative expenses for the fiscal year ended March 31, 2026 were $8,856 compared to $6,769 for the fiscal year ended March 31, 2025. Selling, general and administrative expenses primarily consist of legal, accounting, consulting and other professional service fees.

Gross Profit or Loss from Operations:

The Company had a gross profit of $10,979 and a gross profit margin of 7.78% for the fiscal year ended March 31, 2026 compared to Nil gross profit for the fiscal year ended March 31, 2025.

Net Profit or Loss:

After deducting selling and general and administrative expenses, it had a net profit from operations of $2,123 for the fiscal year ended March 31, 2026 compared to a loss from operations of $6,769 for the fiscal period ended March 31, 2025.

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Cash Used in Operating Activities

Net cash from operating activities was $10,708 for the fiscal year ended March 31, 2026 compared to net cash used in operating activities of $610 for the fiscal year ended March 31, 2025.

Cash Used in Investing Activities

For the fiscal years ended March 31, 2026 and 2025, the Company had no investing activities.

Cash Provided by Financing Activity

Cash provided by financing activities was $83,064 for the fiscal year ended March 31, 2026, consisting of repayment to shareholder of $19, cash acquired in reverse recapitalization of $60,605 and proceeds from additional issuance of common shares of $22,478, compared to for the year ended March 31, 2025, consisting of repayment of $128 to shareholder and advance of $83 from shareholder.

Liquidity and Capital Resources

The Company has an accumulated deficit as of March 31, 2026 of $130,585. The Company expects to incur substantial expenses and generate operating losses until the Company generates revenues sufficient to meet our expenses and obligations. As of March 31, 2026, the Company had cash of $94,881. The Company will need to rely on private contributions and financing to fund future operations for the next 12 months. There is no assurance that such financing will be available to us or be available on terms acceptable to us.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements including arrangements that would affect the liquidity, capital resources, market risk support and credit risk support or other benefits.

Cash Transfers, Dividend Distributions and Intercompany Funding

The Company conducts its operations through Dance Emotion HK, its wholly owned Hong Kong subsidiary. As of the date of this registration statement, no cash transfers, dividends or distributions have been made between the Company and Dance Emotion HK, other than funding of ordinary-course operating expenses, if any. Dance Emotion HK is the operating entity and retains its funds to support its business operations and working capital requirements.

The Company’s ability to pay dividends or other distributions to shareholders will depend on distributions from Dance Emotion HK. In the event that Dance Emotion HK declares dividends or otherwise distributes funds to the Company, such distributions would be made to the Company, which may then distribute funds to its shareholders, subject to applicable laws and regulatory requirements. No distributions are made directly by Dance Emotion HK to the shareholders of the Company.

Hong Kong currently does not impose foreign exchange restrictions on the remittance of profits or dividends outside Hong Kong. Although the Company does not maintain offices or operations in mainland China, the Company utilizes independent third-party manufacturers located in mainland China for production activities. Changes in applicable laws, regulations, trade restrictions or governmental controls in Hong Kong or mainland China could adversely affect the Company’s supply chain or manufacturing activities.

The Company does not currently anticipate paying cash dividends and presently intends to retain future earnings, if any, to fund the development and expansion of its business.

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Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances that it will be successful in these endeavors. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding including through this public offering. If funding obtained is insufficient, then the Company shall rely on the financial support from its controlling shareholder. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the event the Company is not able to continue as a going concern.

ITEM 3. PROPERTIES

The Company doesn’t own or lease any real property. The Company and its subsidiary, Dance Emotion HK, share office space with its consultant, Bonaventure, at Room 3030, 3/F, Lai Cheong Industrial Building, 479 Castle Peak Road, Lai Chi Kok, Kowloon, Hong Kong, for its corporate headquarters.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2026, by (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; (ii) each of our officers and directors; and (iii) all of our directors and officers as a group.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned(1)	Percentage Ownership of Common stock(2)

Meimi Chau Lam Flat 3A, Blk E, Wylie Court, 21 Wylie Path Ho Man Tin, Kowloon, Hong Kong	7,100,000	80.68%

All Officers and Directors as a Group (1 person)	7,100,000	80.68%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by her, subject to community property laws where applicable, and the information contained in the footnotes to this table.

(2)

Applicable percentage ownership is based on 8,800,000 shares of our common stock outstanding as of March 31, 2026. There are no options, warrants, rights, conversion privileges, or similar rights to acquire the common stock of the Company outstanding as of March 31, 2026.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The board of directors elects our executive officers annually. A majority of directors in office is required to fill vacancies. Each director is elected for a term of one year, or until his/her successor is elected and qualified, or until their earlier resignation or removal from office. The following table sets forth certain information as of March 31, 2026, regarding the Company's directors and executive officers. This is followed by a brief description of the executive officer's business experience.

NAME	AGE	POSITION
Meimi Chau Lam	73	President/Treasurer/Secretary/Director

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BIOGRAPHY

Meimi Chau Lam has many years of experience in the dancing industry. She was educated at St. Paul's Convent School in Hong Kong and later attended George Brown College of Applied Arts & Technology in Toronto, Canada, where she obtained a Diploma in Secretarial Science. From 1980 to 2000, Ms. Chau Lam served as director of family-operated apparel companies, including Farbo Fashions Limited and Overjoy Ventures Limited, where she developed expertise in garment production, sourcing, and supplier management. In 2014, Ms. Chau Lam founded Dance Emotion Limited in Hong Kong. During the COVID-19 pandemic, the business transitioned toward the design and supply of performance apparel. Ms. Chau Lam has also been active in competitive dance, participating in Pro-Am competitions and performances across Asia, Europe, and North America.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial experts because it currently lacks the financial resources to hire them. The Company anticipates obtaining a qualified financial expert when its financial position improves.

ITEM 6. EXECUTIVE COMPENSATION

The following tables set forth certain information concerning all compensation paid, earned or accrued for service by the Company’s President/Treasurer/Secretary in the fiscal period ended March 31, 2026. No information is provided for 2025, because the Company had no operations before its acquisition of Dance Emotion HK on January 15, 2026. This table consists of the only executive officer of the Company who served in such capacity at the end of the fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Meimi Chau Lam	2026	$1,922	$0	$0	$0	$0	$0	$0	$1,922
President and Director (1)	2025	$6,159	$0	$0	$0	$0	$0	$0	$6,159

(1)

The Company acquired Dance Emotion HK on January 15, 2026. The compensation disclosed above relates to services provided by Meimi Chau Lam to Dance Emotion HK, whose historical financial statements are included in this registration statement as the accounting predecessor.

Employees

We currently do not have any employees. We have our President, Meimi Chau Lam, and two other consultants providing management and administrative services for the Company.

During the year ended March 31, 2026, Meimi Chau Lam received a consulting fee of $1,922 (HK$15,000) (2025: $6,159 (HK$48,000)) from the Company’s subsidiary, Dance Emotion HK.

On January 1, 2026, Dance Emotion HK entered into a consulting agreement with Meimi Chau Lam. Under the agreement, Ms. Chau Lam receives a monthly fee of HK$5,000 (US$641 commencing on January 1, 2026, and ending at any time by either party with one-month written notice.

-23-

We will retain consultants on an as-needed basis to assist with various administrative functions.

Stock Options

The Company had no outstanding stock options as of March 31, 2026.

Board of Directors Compensation

Our executive director did not receive any compensation for her service as Director of the Company for the year ended March 31, 2026.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

ITEM 8. LEGAL PROCEEDINGS

At this time, there are no materials pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information. The Company's common stock is currently not traded on any market. It plans to obtain a quotation on the OTC Markets, however there is no assurance that such a quotation will be granted. There are currently no shares of our common stock that are subject to outstanding options or warrants to purchase, or securities convertible into, the common stock of the Company. The Company has not agreed to register any of its shares of common stock for sale by holders of such common stock. In addition, at this time, none of the Company's common stock is being, or has been, publicly offered by the Company.

(b) Holders. As of the date hereof, there are 31 holders of our common stock, holding 8,800,000 shares.

(c) Dividends. The Company has not paid any cash dividends to date and does not anticipate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds to develop the Company's business for the foreseeable future.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

In January 2026, the Company completed a private placement and issued 1,700,000 shares of restricted common stock for gross proceeds of $85,000. No underwriter was involved with the sale, and no commissions were paid in connection with such sale.

The securities issued by the Company currently outstanding are deemed "restricted securities" within the meaning of that term as defined in Rule 144. Such shares were issued in accordance with the "private placement" exemption under Section 4(2) of the Securities Act. The issuance of the shares did not involve a public offering of securities. The purchasers in the private placement were provided with access to information on the Company necessary to make an informed investment decision. The Company has been informed that the purchasers in the private placement are able to bear the economic risk of their investment and are aware that the securities were not registered under the Securities Act and that such securities cannot be re-offered or re-sold unless they are registered or are qualified for sale pursuant to an exemption from registration. The transfer agent and registrar of the Company will be instructed to mark "stop transfer" on its ledger regarding these shares.

-24-

Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or advertising.

The securities were acquired for the purchasers’ own account and not with a view to, or for resale in connection with a distribution. A legend was placed on the certificates issued stating that the securities have not been registered under the Securities Act, and cannot be sold or otherwise transferred, without an effective registration or an exemption therefrom.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. As of March 31, 2026, 8,800,000 shares of our common stock were issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

Our shareholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption or any sinking fund provision, and it carries no subscription or conversion rights. In the event of our liquidation, the holders of the common stock will be entitled to share equally in the corporate assets after satisfaction of all liabilities.

The description contained in this section does not purport to be complete. Reference is made to our certificate of incorporation and bylaws which are available for inspection upon proper notice at our offices, as well as to the Nevada Revised Statutes for a more complete description covering the rights and liabilities of shareholders.

Holders of our common stock

(i) have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

(ii) are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We may issue up to 90,000,000 shares of our preferred stock, par value $0.0001 per share, from time to time in one or more series. As of the date of this prospectus, no shares of preferred stock have been issued. Our Board of Directors, without further approval of our stockholders, is authorized to determine the characteristics and rights of the preferred stock as it is issued, including but not limited to the dividend rights and terms, conversion rights, voting rights, redemption rights, and liquidation preferences. Issuance of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Dividends

We have no history of paying dividends; moreover, there is no assurance that we will pay dividends in the future.

-25-

Shares Eligible for Future Sale

Our shares are not currently traded on any market. The Company plans to apply for a listing on the OTC Markets, but we cannot assure you that a listing will be granted or that a significant public market for our common stock will develop. Sales of substantial amounts of our common stock in the public market, or the possibility of such sales, could adversely affect prevailing market prices for our common stock or our future ability to raise capital through an offering of equity securities.

The Company has 8,800,000 outstanding shares of common stock that are “restricted” as that term is defined in the Securities Act. At this time, we have not entered into any agreement to register any of our issued and outstanding shares, although such an agreement may be entered into in the future or made part of the terms of a future combination transaction.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws and articles of incorporation provide that our officers and directors are indemnified to the fullest extent provided by the Nevada Revised Statutes ("NRS").

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. The NRS excepts from that immunity (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The Company has not purchased insurance for the directors and officers that would provide coverage for their acts as officers or directors of the Company.

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ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

DANCE EMOTION STUDIOS INC.

FOR THE YEARS ENDED MARCH 31, 2026 AND 2025

-27-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Dance Emotion Studios Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Dance Emotion Studios Inc. (the Company) as of March 31, 2026 and 2025, and the related consolidated statements of operations and comprehensive income (loss), change in stockholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2026, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2026 and 2025, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ CT International LLP
We have served as the Company’s auditor since 2026.
San Francisco, California
July 20, 2026

F-1

Dance Emotion Studios Inc.
Consolidated Balance Sheets

		March 31,	March 31,
	Note	2026	2025
		($)	($)
ASSETS

Current Assets
Cash		94,881	1,167
Total assets		94,881	1,167

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities		9,476	6,170
Customer deposits		6,378	-
Due to shareholders	6	128,531	127,219
Total liabilities		144,385	133,389

Stockholders’ Equity
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,800,000 and 7,000,000 shares issued and outstanding at March 31, 2026 and 2025, respectively	7	880	700
Additional paid-in capital		79,983	577
Accumulated deficit		(130,585)	(132,708)
Accumulated other comprehensive income		218	(791)
Total stockholders’ equity		(49,504)	(132,222)

Total liabilities & stockholders’ equity		94,881	1,167

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Dance Emotion Studios Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)

		Year ended	Year ended
		March 31,	March 31,
	Note	2026	2025

Revenue		141,049	-
Cost of revenue		130,070	-
Gross profit		10,979	-

Operating expenses
Bank service charges		71	154
Consulting fees		1,922	6,159
Dues and subscriptions		282	282
Filing fees		174	174
Administrative services		3,844	-
Office expense		2,563	-
Total operating expenses		8,856	6,769

Net income (loss)		2,123	(6,769)

Other comprehensive income (loss)
Foreign currency translation		1,009	(791)
Comprehensive income (loss)		3,132	(7,560)
Weighted average number of common shares outstanding — basic and diluted		7,300,274	7,000,000
Basic and diluted earnings (loss) per common share		$0.0003	$(0.0010)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Dance Emotion Studios Inc.
Consolidated Statements of Changes in Stockholders’ Deficit

		Common Stock		Additional Paid-in		Accumulated
	Note	Shares	Amount	Capital	Deficit	OCI	Total
		(#)	($)	($)	($)	($)	($)
Balance, March 31, 2024		7,000,000	700	577	(125,939)	-	(124,662)
Net loss		-	-	-	(6,769)	-	(6,769)
Foreign currency translation		-	-	-	-	(791)	(791)
Balance, March 31, 2025		7,000,000	700	577	(132,708)	(791)	(132,222)
Effect of acquisition (Jan 15, 2026)		100,000	10	(5,424)	-	-	(5,414)
Private placement (Jan 31, 2026)	7	1,700,000	170	84,830	-	-	85,000
Net income		-	-	-	2,123	-	2,123
Foreign currency translation		-	-	-	-	1,009	1,009
Balance, March 31, 2026		8,800,000	880	79,983	(130,585)	218	(49,504)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Dance Emotion Studios Inc.
Consolidated Statements of Cash Flows

		Year ended	Year ended
	Note	Mar 31, 2026	Mar 31, 2025
		($)	($)
OPERATING ACTIVITIES
Net income (loss)		2,123	(6,769)
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities		2,178	6,159
Customer deposits		6,407	-
Net cash provided by (used in) operating activities		10,708	(610)

FINANCING ACTIVITIES
Proceeds from advances from shareholder		-	83
Repayment of advances to shareholder		(19)	(128)
Cash acquired in reverse recapitalization	5	60,605	-
Proceeds from additional issuance of common shares		22,478	-
Net cash provided by (used in) financing activities		83,064	(45)

Effect of foreign exchange rate changes on cash		(58)	11

Net change in cash		93,714	(644)
Cash, beginning of year		1,167	1,811
Cash, end of year		94,881	1,167
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Assumption of legal parent net liabilities in reverse recapitalization		5,414	-
Conversion of historical private placement cash received in advance to common stock		62,522	-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

DANCE EMOTION STUDIOS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026 AND 2025

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Dance Emotion Studios Inc. (“Dance Emotion Studios”) was incorporated on July 31, 2025, in the State of Nevada, USA. Dance Emotion Studios acquired 100% interest of Dance Emotion Limited of Hong Kong (“Dance Emotion Limited”) on January 15, 2026, as its wholly owned subsidiary. Dance Emotion Limited, incorporated on May 14, 2014, in Hong Kong under the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), is engaged in the sale of clothing, specializing in the design, supply, and distribution of a range of dance apparel and other clothing and accessories. It works with clothing manufacturers in Hong Kong and China on the fabrication of its products.

Dance Emotion Studios and Dance Emotion Limited will be collectively referred to as the “Company”.

NOTE 2. BASIS OF PRESENTATION

On January 15, 2026, the Company issued 7,000,000 common stock to acquire 100% interest of Dance Emotion Limited as its wholly owned subsidiary. The transaction results in Dance Emotion Limited’s shareholders taking control of the Company by voting rights through 98.59% of ownership interest, thus considered as the accounting acquirer according to guidance in the Accounting Standards Codification (“ASC”) 805-10 (“Reverse Takeover”).

As a result, these consolidated financial statements are presented as a continuation of Dance Emotion Limited’s financial statements with the assets and liabilities of Dance Emotion Limited presented at their historical carrying values and the assets and liabilities of Dance Emotion Studios recognized on the date of the transaction.

The Company’s consolidated financial statements included herein are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These consolidated financial statements include the Company’s wholly owned subsidiary, Dance Emotion Limited, and 100 percent of its assets, liabilities and net income or loss. All inter-company accounts and transactions have been eliminated.

The Company has a March 31, year-end.

Functional and Presentation Currency

The Company uses the US Dollar as its presentation currency. The functional currency of the Company’s Hong Kong operating subsidiary, Dance Emotion Limited, is the Hong Kong Dollar (“HKD”). The assets and liabilities of the subsidiary are translated into US Dollars at the period-end spot rate of exchange, and income and expenses are translated at the average rate of exchange for the period. Exchange differences arising on translation are recognized in other comprehensive income and accumulated as a separate component of stockholders’ equity; such translation adjustments have no associated income tax effect.

Translation of amounts from HKD into USD has been made at the following exchange rates for the respective periods, based on rates published by the Bank of Canada: balance sheet items, except for equity accounts, at HK$7.84 to US$1.00 (March 31, 2026) and HK$7.78 to US$1.00 (March 31, 2025); income statement and cash flow items at HK$7.80 to US$1.00 (year ended March 31, 2026) and HK$7.79 to US$1.00 (year ended March 31, 2025). Equity accounts are translated at historical rates.

NOTE 3. GOING CONCERN

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company and its subsidiaries will be able to meet its obligations and continue its operations for next fiscal year. Realization values may be substantially different from carrying values as shown and these condensed consolidated interim financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

F-6

At March 31, 2026, the Company had $94,881 in cash, outstanding liabilities of $144,385, and a net stockholders’ deficit of $49,504. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these consolidated financial statements are issued. Management has evaluated the significance of these conditions in relation to the Company’s ability to meet its obligations as they become due and, to mitigate them, intends to continue to rely on financial support from its director and shareholder and to raise additional funds through the capital markets. There can be no assurance that management will be successful in these plans.

In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments related to the recovery or classification of assets or the amounts and classifications of liabilities that might be necessary should the company be unable to continue as going concern.

NOTE 4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

b. Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2026.

Fair values were assumed to approximate carrying values of on-balance-sheet financial instruments since they are short term in nature. These financial instruments include cash and accounts payables.

c. Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

d. Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

F-7

e. Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f. Revenue Recognition

The Company recognizes revenues when its customers obtain control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (i) identifies contract(s) with a customer; (ii) identifies the performance obligations in the contract; (iii) determines the transaction price; (iv) allocates the transaction price to the performance obligations in the contract; and (v) recognizes revenues when (or as) it satisfies the performance obligation.

Under ASC 606 guidelines, a performance obligation is a promise to transfer to the customer a good or service that is separately identifiable and has standalone value. In the Company’s case, the sale of clothing products satisfies both criteria and is considered a single performance obligation. This performance obligation is considered satisfied upon the delivery of the clothing products to the customer, as this is when the customer obtains control of the goods.

To allocate the transaction price, the Company considers the standalone selling price of the clothing products themselves. The Company takes into account various factors such as market conditions and competitive pricing when determining the standalone selling price. Once the standalone selling price is determined, the Company allocates the transaction price to the clothing products accordingly, as required by ASC 606-10-32-29 and 606-10-50-13. Revenues from product sales are recorded net of applicable discounts and allowances offered within contracts with the Company’s customers.

The Company expenses incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset that it would have recognized is one year or less or the amount is immaterial.

The Company records consideration received from customers in advance of transferring control of the related goods as a contract liability (customer deposit) until the performance obligation is satisfied.

g. Cost of Sales

Amounts that will be recorded as cost of sales relate to direct expenses incurred in order to fulfill orders of our customers. Such costs are recorded and allocated as incurred. Our cost of sales will consist primarily of the cost of product and shipping expenses.

h. Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, (if any). The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Property – 40 years

Office Equipment – 5 years

i. Foreign Currency Translation and Balances

Transactions in foreign currencies are initially recorded by the Company at their respective functional currency rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the reporting date. Exchange gains or losses arising from translation are recognized in the statement of operation.

F-8

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

j. Foreign Operations

The assets and liabilities of foreign operations are translated to U.S. dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated into U.S. dollars at exchange rates at the dates of the transactions. Foreign currency differences are recognized in other comprehensive income in the accumulated other comprehensive income (loss).

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the cumulative amount of foreign currency translation differences.

k. Segment Reporting

Operating segments are defined as components of an enterprise engaging in business activities for which separate financial information is available that is regularly evaluated by the Group’s chief operating decision makers (“CODM”). Based on the criteria established by ASC280 “Segment Reporting”, the Group’s CODM has been identified as the Chief Executive Officer, who reviews consolidated results of the Company when making decisions about allocating resources and assessing performance.

The Company’s CODM reviewed consolidated results including revenue and operating income at a consolidated level and concluded that there is only one operating and reportable segment in the Company.

The Company’s revenues are derived from within Hong Kong. Therefore, no geographical segments are presented.

l. Recently Issued Accounting Guidance

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the company’s financial statements.

NOTE 5. ASSETS ACQUISITION

On January 15, 2026, the Company issued 7,000,000 common stock to acquire 100% interest of Dance Emotion Limited as its wholly owned subsidiary. The transaction results in Dance Emotion Limited’s shareholders taking control of the Company by voting rights through 98.59% of ownership interest. As a result, Dance Emotion Limited, being the legal acquiree, is considered as the accounting acquirer according to guidance in the Accounting Standards Codification (“ASC”) 805-10. As the Company (Dance Emotion Studios), being the accounting acquiree, does not meet the definition of a business according to ASC 805-10, the transaction is accounted for in accordance with ASC 805-50 as an acquisition of assets.

The net assets (liabilities) acquired was the historical carrying values of the net assets (liabilities) of Dance Emotion Studios as of January 15, 2026. The amounts below are preliminary and subject to finalization of the parent’s closing balances as of the acquisition date, and were calculated as follows:

Liabilities assumed from legal parent	66,019
Less: Cash acquired from legal parent	(60,605)

Net liabilities assumed (net capital deficit)	5,414
Net non-cash charge to Additional Paid-in Capital	5,414

F-9

NOTE 6. RELATED PARTY TRANSACTIONS

The Company’s operating subsidiary, Dance Emotion Limited, is funded primarily by non-interest-bearing advances from its director and shareholder, Chau Mei Mi. As of March 31, 2026, $128,531 (2025: $127,219) was due to Chau Mei Mi. These amounts are unsecured, non-interest bearing and payable upon demand.

During the year ended March 31, 2026, the Company recorded consulting fees of $1,922 (HK$15,000) payable to Chau Mei Mi, a director and shareholder of the Company, for consulting services invoiced during the year. (2025: $6,159 (HK$48,000)).

As of March 31, 2026, there were no other amounts due to officers or directors of the Company separately disclosable from the amounts above.

NOTE 7. SHARE CAPITAL

The Company is authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. As of March 31, 2026, 8,800,000 shares were issued and outstanding (2025: 7,000,000).

On November 19, 2025, the Company issued 100,000 common stocks as seed shares for total proceeds of $100 ($0.001 per share).

On January 15, 2026, the Company issued 7,000,000 common stock to acquire 100% interest of Dance Emotion Limited as its wholly owned subsidiary (See Note 5).

On January 31, 2026, the Company closed a private placement and issued 1,700,000 common stocks for gross proceeds of $85,000 ($0.05 per share).

As of March 31, 2026, the Company had 8,800,000 shares of common stock issued and outstanding.

F-10

NOTE 8. INCOME TAXES

No current income tax was payable for the years ended March 31, 2026 and 2025. The Company’s Hong Kong operating subsidiary is subject to Hong Kong profits tax at the two-tiered rates of 8.25% on the first HK$2,000,000 of assessable profits and 16.5% thereafter; the U.S. parent company is subject to U.S. federal income tax at 21%. For the year ended March 31, 2026, the subsidiary’s assessable profit was fully offset by tax losses carried forward, which under Hong Kong law may be carried forward indefinitely; the parent was in a loss position. The Company has not recognized a net deferred tax asset, as it is more likely than not that the deferred tax assets arising from accumulated tax losses will not be realized, and a full valuation allowance has been recorded. A reconciliation of income tax at the U.S. federal statutory rate to the effective income tax, and the components of the deferred tax assets, are set out below.

	Mar 31, 2026	Mar 31, 2025
	($)	($)
Reconciliation of effective income tax:
Income (loss) before income taxes	2,123	(6,769)
Income tax at U.S. statutory rate (21%)	446	(1,421)
Foreign rate differential — Hong Kong (8.25%)	(271)	863
Change in valuation allowance and utilization of tax losses	(175)	558
Income tax expense	-	-

Components of deferred tax assets:
Hong Kong tax loss carryforwards	10,755	11,014
U.S. net operating loss carryforwards	1,137	-
Valuation allowance	(11,892)	(11,014)
Net deferred tax asset	-	-

The Company has no material uncertain tax positions for any of the reporting periods presented.

As of March 31, 2026, the Company has a U.S. federal net operating loss carryforward of approximately $5,415 (2025: $Nil). This loss carries forward indefinitely and may be used to offset taxable income in any future year; it does not expire. Dance Emotion Limited’s Hong Kong tax losses of approximately HK$1,022,019 (2025: HK$1,038,587) also carry forward indefinitely under Hong Kong tax law to offset future assessable profits.

NOTE 9.  WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 10.  SEGMENT INFORMATION

The Company operates in a single operating and reportable segment — the sale of clothing products — and all of its revenues are derived from within the Hong Kong region. The Company’s chief operating decision maker (the “CODM”) is the Company’s director, Chau Mei Mi. The CODM assesses segment performance and allocates resources based on consolidated net income (loss). The significant segment expenses regularly provided to the CODM are the categories of cost and expense presented in the consolidated statement of comprehensive income (loss), which are summarized below together with the measure of segment profit or loss and segment total assets.

F-11

Clothing Products Segment	Year ended Mar 31, 2026	Year ended Mar 31, 2025
	($)	($)
Segment revenue	141,049	-
Segment gross profit	10,979	(6,769)
Segment total assets	94,881	1,167

NOTE 11.  COMMITMENTS AND CONTINGENCIES

The Company has no commitments and contingencies liabilities to be disclosed. The Company does not lease any office, warehouse, or other premises and has no operating or finance lease arrangements as of March 31, 2026 and 2025.

NOTE 12.  CONCENTRATIONS

Initial sales are concentrated with one client. Sales are made without collateral and the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts (if any).

NOTE 13.  LEGAL MATTERS

The Company has no known legal issues pending.

NOTE 14.  SUBSEQUENT EVENT

In accordance with ASC 855-10, management has performed an evaluation of subsequent events from March 31, 2026 through the date the financial statements were issued and has determined that there are no material subsequent events to disclose in these financial statements.

F-12

TEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

 There are no disagreements with the accountants on accounting and financial disclosures.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBIT

(a) Index to Financial Statements

Financial statements on page F-1 to F-12.

(b) Index to Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Incorporation(1)

3.2	Bylaws(1)

3.3	Articles of Incorporation (1)

10.2	Consulting Agreement – Meimi Chau Lam(1)

__________________

(1)	Filed herewith.

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SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/Meimi Chau Lam	Dance Emotion Studios, Inc.

	Meimi Chau Lam	Registrant

Title:  President

Dated: July 21, 2026

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